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                                                                     Exhibit 5.1

                       [LETTERHEAD OF PALMER & DODGE LLP]


                                  June 28, 2002



Tampa Electric Company
702 North Franklin Street
Tampa, Florida  33602

            Re: $950,000,000 Aggregate Offering Price of Debt Securities of Tampa Electric Company

Ladies and Gentlemen:

         We are rendering this opinion in connection with the registration statement on Form S-3 (the "REGISTRATION STATEMENT") filed by Tampa Electric Company (the "COMPANY"), a Florida corporation, with the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on or about the date hereof.

         We have reviewed the Registration Statement, including the prospectus which is a part of the Registration Statement (the "PROSPECTUS"). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "PROSPECTUS SUPPLEMENT"). The Prospectus as supplemented by various Prospectus Supplements will provide for the issuance and sale by the Company of up to $950,000,000 aggregate offering price of debt securities of the Company ("DEBT SECURITIES").

         The Debt Securities are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. The Debt Securities are to be issued pursuant to an Indenture dated as of July 1, 1998 (the "INDENTURE") between the Company and The Bank of New York, as Trustee, which is filed as
Exhibit 4.1 to Amendment No. 1 to the Company's registration statement on Form S-3 (File No. 333-55873) filed on June 3, 1998 and incorporated by reference into the Registration Statement.

         We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the steps taken by the Company and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Debt Securities. We have made such examination as we consider necessary to render this opinion.

         The Indenture and the Debt Securities provide that they are to be governed by the laws of the State of New York and, therefore, in rendering our opinion as to the validity and binding effect of the Debt Securities, we have relied on the opinion of Ropes & Gray with respect to matters of New York law. Except to the extent of such reliance, the opinions rendered herein are limited to the Florida Business Corporation Act (including the reported judicial decisions interpreting that Act) and the federal laws of the United States.

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Tampa Electric Company
June 28, 2002
Page 2


         Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that when (i) the Board of Directors of the Company adopts a resolution authorizing the issuance of particular Debt Securities and (ii) the Company and the Trustee duly execute and deliver a Supplemental Indenture which establishes the specific terms of such Debt Securities, and such Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company,
(c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and binding obligations of the Company.

         The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) the unenforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and
(v) the effect of acceleration of Debt Securities on the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         We assume for purposes of this opinion that the Company is and will remain duly organized, validly existing and in good standing under applicable state law.

         To the extent that the obligations of the Company under an Indenture may be dependent thereon, we assume for purposes of this opinion that the Trustee for each Indenture is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture; that the applicable Indenture has been duly authorized, executed and

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Tampa Electric Company
June 28, 2002
Page 3


delivered by the Trustee and constitutes a legally valid, binding and enforceable obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as Trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part thereof.

                                            Very truly yours,

                                            /s/ Palmer & Dodge LLP
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                                            PALMER & DODGE LLP